SciClone Reports First Quarter 2006 Results

SAN MATEO, CA -- 05/03/2006 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the first quarter ended March 31, 2006. For the first quarter 2006, revenues from the sale of ZADAXIN®, SciClone's lead product, increased by 17% to $7,789,000, compared with ZADAXIN revenues of $6,661,000 reported for the first quarter 2005. This increase in product revenues for the first quarter 2006 is primarily attributable to an increase in the quantity of ZADAXIN sold to the Chinese market, which accounts for over 90% of overall ZADAXIN sales. Contract revenue for the first quarter 2006 was $90,000 compared with $134,000 for the first quarter 2005.

Net loss for the first quarter 2006 was $2,424,000, or $0.05 per share, an increase of 62% from the net loss of $1,494,000, or $0.03 per share, reported for the first quarter 2005. This increase is primarily due to $674,000 incurred in the 2006 period relating to the expensing of stock options as now required under the new accounting regulation "Share-Based Payment" (SFAS 123R). Gross margin for the first quarter 2006 was consistent with the levels of recent quarters. Gross margin was significantly higher for the first quarter 2005 mostly due to lower average cost of product sold in that period.

"During the first quarter, we saw continued ZADAXIN sales growth in China, resolved our dispute with Schering Plough KK, and received Orphan Drug designation from the Food and Drug Administration for ZADAXIN in the treatment of stage IIb through stage IV malignant melanoma," commented Ira D. Lawrence, M.D., President and Chief Executive Officer of SciClone Pharmaceuticals, Inc. "Looking ahead, preparations are well underway to begin a phase 1 oral comparison trial with our second drug candidate, SCV-07, in May, and we are planning to begin an influenza vaccine sparing trial with SCV-07 in the fourth quarter. In addition, we look forward to reporting further data from the large phase 2 malignant melanoma trial, using ZADAXIN, in the second half of this year."

Dr. Lawrence added, "Although my role will change moving forward, I am committed to SciClone's advancement and I look forward to assisting Dr. Blobel and the company particularly concerning product development and the expansion of our product offerings for the Chinese market."

Research and development expenses for the first quarter 2006 totaled $3,829,000, a 10% increase from $3,481,000 for the equivalent period of 2005. This increase is primarily attributable to expenses relating to the development of SciClone's second drug candidate, SCV-07, which offset a decrease in expenses relating to the clinical development of ZADAXIN and charges in the 2006 period relating to the expensing of certain stock options as now required under SFAS 123R.

Sales and marketing expenses for the first quarter 2006 were $2,832,000, a 22% increase from $2,328,000 for the first quarter of 2005. The increase is primarily due to increased conference-related and brochure and publication expenses, and to the expensing of certain stock options as now required under SFAS 123R.

General and administrative expenses for the first quarter 2006 were $2,387,000, a 47% increase from $1,620,000 for the first quarter 2005. This increase is attributable to increased personnel and consulting costs, and the expensing of certain stock options as now required under SFAS 123R.

Cash, cash equivalents and short-term investments totaled $37,530,000 at March 31, 2006, compared with $42,256,000 at December 31, 2005 and $47,053,000 at March 31, 2005. The cash balance at March 31, 2006 does not include $8,000,000 that was received from Schering Plough KK (SPKK) in April 2006 and will be recognized as income in the second quarter 2006.

Financial Guidance for Full Year 2006

SciClone is adjusting its financial guidance for the full year 2006 primarily to reflect the effects of the $8,000,000 received from the settlement and expensing of stock options as now required under SFAS 123R. SciClone maintains its guidance for revenues from the sale of ZADAXIN for the full year 2006 of approximately $32,000,000. Research and development expenses for the full year 2006 are projected to be approximately $14,600,000. Primarily due to the income effect of the settlement and lower projected related legal expense, SciClone is adjusting its guidance from a net loss for the full year 2006 to an expectation of approximately break-even. Similarly, SciClone is revising its estimate for ending cash, cash equivalents and short-term investments at December 31, 2006 from $29,000,000 to $38,000,000.

In January 2006, the Company adopted Financial Accounting Standards Board Statement No.123 (revised 2004), "Share-Based Payment" (SFAS 123R) requiring share-based payments to employees and directors, including grants of stock options, to be recognized in the statement of operations based on their fair values.

Recent Developments

--  In April, SciClone announced the appointment of Friedhelm Blobel,
    Ph.D. as President, Chief Executive Officer and a Director of the Company,
    effective as of June 2, 2006. Ira Lawrence, M.D. will continue as President and CEO until June 2, 2006, and after that date, will serve as a consultant to the Company.  Dr. Lawrence also will continue to serve as a Director of the Company and will serve as a member of the Business Development
    Committee and the newly formed Science Review Committee of the Board of
    Directors. Dr. Lawrence resigned for personal reasons.

--  In April, ZADAXIN received regulatory approval in Brazil for sale as an immunomodulator indicated for use as an adjuvant to the influenza vaccine in immune suppressed patients and elderly persons, and as an adjuvant to the hepatitis B vaccine in patients with chronic hemodialysis who have not obtained sufficient antibody titers from prior vaccination.

--  In April, SciClone announced the presentation of pre-clinical data demonstrating that the administration of SCV-07 in conjunction with the BCG tuberculosis (TB) vaccine in mice resulted in a significantly superior protective effect against Mycobacterium tuberculosis, the bacteria that cause TB, compared with the administration of the BCG vaccine alone.
    Importantly, these data suggest that SCV-07 primes the cellular immune response, so that, following TB vaccination the immune system is able to mount a stronger defense against the infection than it could with the vaccine alone. Dr. Todd M. Lasco, Director of Microbiology at Mycos
    Research, LLC, presented these data at the second international conference on TB Vaccines for the World in Vienna, Austria.

--  In April, SciClone announced that it had reached a settlement in its dispute with SPKK concerning clinical trials conducted in Japan with
    ZADAXIN, SciClone's lead compound. Under this resolution, SciClone received
    $8,000,000 from SPKK. Although SciClone's immediate focus for ZADAXIN remains the pursuit of regulatory approvals in the United States and
    Europe, SciClone plans to re-evaluate its development strategy in Japan with ZADAXIN.

--  In March, the Food and Drug Administration (FDA) granted orphan drug designation to thymalfasin, the active ingredient of ZADAXIN, for the treatment of stage IIb through stage IV malignant melanoma. Should ZADAXIN receive regulatory approval for malignant melanoma from the FDA, Orphan
    Drug designation could provide SciClone with seven years of market exclusivity in the United States.
Conference Call

SciClone will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today, Wednesday, May 3, 2006. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the investor relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

DATE:        Wednesday, May 3, 2006

TIME:        11:30 a.m. ET (8:30 a.m. PT)

WEBCAST:     Live call and replay accessible at www.sciclone.com

LIVE CALL:   800-817-4887 (U.S./Canada)
             913-981-4913 (international)
About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN is currently being evaluated in late-stage clinical trials for the treatment of malignant melanoma and hepatitis C. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. SciClone's strategy is to leverage its advantage in China by in-licensing or acquiring the marketing rights to other products to market in this rapidly growing pharmaceutical market. SciClone's other drug development candidate is SCV-07, currently in early clinical development in the U.S. for the treatment of viral and other infectious diseases. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales and financial results for 2006, and progress and results of our clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, future actions of our strategic partners, unexpected delays in preparation for enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                                    Three months ended
                                                         March 31,
                                                    2006          2005
                                                ------------  ------------

Product sales                                   $  7,789,000  $  6,661,000
Contract revenue                                      90,000       134,000
                                                ------------  ------------

Total revenues                                     7,879,000     6,795,000
Cost of product sales                              1,566,000       997,000
                                                ------------  ------------

Gross margin                                       6,313,000     5,798,000

Operating expenses:
   Research and development                        3,829,000     3,481,000
   Sales and marketing                             2,832,000     2,328,000
   General and administrative                      2,387,000     1,620,000
                                                ------------  ------------
Total operating expenses                           9,048,000     7,429,000
                                                ------------  ------------

Loss from operations                              (2,735,000)   (1,631,000)

Interest and investment income                       352,000       233,000
Interest and investment expense                      (41,000)      (90,000)
Other income (expense), net                                -        (6,000)
                                                ------------  ------------

Net loss                                        $ (2,424,000) $ (1,494,000)
                                                ============  ============

Basic and diluted net loss per share            $      (0.05) $      (0.03)
                                                ============  ============

Weighted average shares used in computing basic
 and diluted net loss per share                   45,891,878    44,699,777
                                                ============  ============

                       SCICLONE PHARMACEUTICALS, INC.
                        CONSOLIDATED BALANCE SHEETS

                ASSETS

                                                  March 31,   December 31,
                                                    2006          2005
                                                ------------  ------------
                                                 (unaudited)
Current assets:
  Cash and cash equivalents                     $ 23,073,000  $ 25,845,000
  Restricted short-term investments                  693,000       692,000
  Other short-term investments                    13,764,000    15,719,000
  Accounts receivable, net of allowance of
   $97,000 in 2006 and $82,000 in 2005            11,320,000     9,701,000
  Inventories                                      3,809,000     3,272,000
  Prepaid expenses and other current assets        1,747,000     1,890,000
                                                ------------  ------------
Total current assets                              54,406,000    57,119,000
Property and equipment, net                          350,000       380,000
Intangible assets, net                               455,000       472,000
Other assets                                       1,525,000     1,544,000
                                                ------------  ------------
Total assets                                    $ 56,736,000  $ 59,515,000
                                                ============  ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $  1,564,000  $    626,000
  Accrued compensation and employee benefits         830,000     1,960,000
  Accrued professional fees                          663,000       642,000
  Other accrued expenses                           2,280,000     1,687,000
  Accrued clinical trials expense                  1,861,000     1,658,000
  Deferred revenue                                   151,000       211,000
  Convertible notes payable                                -     1,600,000
                                                ------------  ------------
Total current liabilities                          7,349,000     8,384,000
Other long-term liabilities                                -        68,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value; 10,000,000
   shares authorized; no shares outstanding in
   2006 and 2005                                           -             -
  Common stock; $0.001 par value; 75,000,000
   shares authorized; 45,899,107 and 45,877,420
   shares issued and outstanding in 2006 and
   2005, respectively                                 46,000        46,000
  Additional paid-in capital                     210,990,000   210,245,000
  Accumulated other comprehensive income              56,000        53,000
  Accumulated deficit                           (161,705,000) (159,281,000)
                                                ------------  ------------
Total stockholders' equity                        49,387,000    51,063,000
                                                ------------  ------------
Total liabilities and stockholders' equity      $ 56,736,000  $ 59,515,000
                                                ============  ============

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                    Three months ended
                                                         March 31,
                                                    2006          2005
                                                ------------  ------------

Operating activities:
Net loss                                        $ (2,424,000) $ (1,494,000)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Stock-based compensation                           674,000             -
  Depreciation and amortization                       64,000        55,000
  Changes in operating assets and liabilities:
    Accounts receivable                           (1,619,000)   (1,497,000)
    Inventories                                     (508,000)      785,000
    Prepaid expenses and other assets                156,000       424,000
    Accounts payable and other accrued expenses    1,531,000      (783,000)
    Accrued compensation and employee benefits    (1,130,000)     (935,000)
    Accrued clinical trials expenses                 203,000      (387,000)
    Accrued professional fees                         21,000       185,000
    Long-term liabilities                            (68,000)     (544,000)
    Deferred revenue                                 (60,000)     (134,000)
                                                ------------  ------------
Net cash used in operating activities             (3,160,000)   (4,325,000)
                                                ------------  ------------

Investing activities:
  Purchases of property and equipment                (11,000)      (20,000)
  Sales (purchases) of short-term investments      1,957,000       (52,000)
                                                ------------  ------------
Net cash provided by (used in) investing
 activities                                        1,946,000       (72,000)
                                                ------------  ------------

Financing activities:
  Proceeds from issuances of common stock, net
   of financing costs                                 42,000       104,000
  Repayment of notes payable                      (1,600,000)            -
                                                ------------  ------------
Net cash (used in) provided by financing
 activities                                       (1,558,000)      104,000
                                                ------------  ------------

Net decrease in cash and cash equivalents         (2,772,000)   (4,293,000)
Cash and cash equivalents, beginning of period    25,845,000    41,204,000
                                                ------------  ------------
Cash and cash equivalents, end of period        $ 23,073,000  $ 36,911,000
                                                ============  ============

Corporate contact:
Becky Horner
Investor Relations
SciClone Pharmaceuticals, Inc.
650-358-3437